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                                                                     EXHIBIT 4.1

                    2.5% SENIOR SECURED CONVERTIBLE DEBENTURE


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NEITHER THIS 2.5% SENIOR SECURED CONVERTIBLE DEBENTURE NOR THE SECURITIES INTO
WHICH IT MAY BE CONVERTED HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND THEY MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND REGISTRATION OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE STATE SECURITIES LAWS, SUPPORTED BY AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE BORROWER AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

THE INDEBTEDNESS REPRESENTED BY THIS SECURITY IS SUBORDINATED TO THE SENIOR OBLIGATIONS, AS DEFINED IN AND PURSUANT TO, AND TO THE EXTENT PROVIDED IN, THE SUBORDINATION AGREEMENT MADE AS OF JANUARY 23, 2002 BY AND AMONG GADZOOX NETWORKS, INC AND PACIFIC BUSINESS FUNDING, A DIVISION OF CUPERTINO NATIONAL BANK.

                    2.5% SENIOR SECURED CONVERTIBLE DEBENTURE

                                  $5,000,000.00

        THIS 2.5% SENIOR SECURED CONVERTIBLE DEBENTURE (the "DEBENTURE") is a duly authorized debenture of Gadzoox Networks, Inc., a corporation duly organized and existing under the laws of the State of Delaware (the "BORROWER").

        FOR VALUE RECEIVED, the Borrower promises to pay to Berg & Berg Enterprises, LLC (the "LENDER"), or its order (i) the principal sum of Five Million United States Dollars (U.S. $5,000,000.00) (the "OUTSTANDING PRINCIPAL AMOUNT") plus (ii) interest which shall accrue at the rate of 2.5% per annum compounded quarterly on January 23, 2005 (the "MATURITY DATE"). Accrual of interest hereunder shall commence on the first business day to occur after the date hereof and shall continue until payment in full of the principal sum has been made. The interest so payable will be paid to the person in whose name this Debenture is registered on the records of the Borrower. The principal and interest on this Debenture are payable to the Lender at 10050 Bandley Drive, Cupertino, California 95014 or as otherwise designated in writing by the Lender hereof from time to time. The Borrower will pay the Outstanding Principal Amount and all accrued and unpaid interest due upon this Debenture on the Maturity Date by wire transfer as directed by the Lender; provided that if the Lender shall not have furnished wire instructions in writing to the Borrower no later than the business day immediately prior to the Maturity Date, such payment may be made by U.S. dollar check mailed to the address of the Lender at the Lender's address as shall then appear in the Borrower's security register.

        The Lender acknowledges that Pacific Business Funding, a division of Cupertino National Bank (the "SENIOR LENDER"), has a lien on the Borrower's assets to secure the Borrower's obligations under the Receivables Financing Agreement, dated September 25, 2001, as amended, entered into by



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and among the Senior Lender and the Borrower, which will be a senior claim on the Borrower's assets. The indebtedness represented by this Security is subordinated to the Senior Obligations, as defined in and pursuant to, and to the extent provided in, the Subordination Agreement, dated as of an even date herewith, by and between the Senior Lender and the Lender.

        This Debenture is subject to the following additional provisions:

        1. TRANSFERS. This Debenture has been issued subject to investment representations and covenants of the Lender under Section 19 below and may be transferred or exchanged in the United States provided that such transfer is in compliance with the Securities Act of 1933, as amended (the "SECURITIES ACT"), and applicable state securities laws and in accordance with other applicable provisions thereof.

        2. DEFINITIONS. For purposes hereof the following definitions shall apply and the capitalized terms used herein without definitions shall have the same meanings given them in the Security Agreement.

        "COMMON STOCK" shall mean the Common Stock of the Borrower.

        "CONVERSION PRICE" shall be $0.759 per share of the Common Stock.

        "EVENTS OF DEFAULT" shall have the meaning set forth in Section 15.

        "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

        "EXCHANGE ACT REPORTS" shall mean the Borrower's Annual Report on Form 10-K sent to the Borrower's stockholders and all documents filed by the Borrower with the Securities and Exchange Commission pursuant to sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding preliminary proxy statement filings).

        "LENDER CONVERSION DATE" shall have the meaning set forth in Section
4(c).

        "LOAN DOCUMENTS" shall mean this 2.5% Senior Secured Convertible Debenture and the Security Agreement.

        "REGISTRATION RIGHTS AGREEMENT" shall have the meaning set forth in
Section 18.

        "UNDERLYING SHARES" shall mean the shares of Common Stock into which this Debenture is convertible.

        3. CONDITIONS OF LENDING.

                3.1 Conditions Precedent to Debenture. The obligation of the Lender to make the loan evidenced by this Debenture is subject to the conditions precedent that the Lender shall have received in form and substance satisfactory to the Lender all of the following:



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                        (a) A certified copy of the resolutions of the Board of
Directors of the Borrower in a form satisfactory to the Lender, approving or ratifying each of the Loan Documents and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to each of the Loan Documents;

                        (b) A certificate of the chief executive officer and chief financial officer of the Borrower, dated as of even date with the Debenture, certifying to the Lender that the representations and warranties made by the Borrower in Section 8 herein are true and correct;

                        (c) The Security Agreement and such UCC-1 financing statements and other documents required by the Lender to perfect its lien in the collateral covered thereby, each duly executed by the Borrower;

                        (d) Evidence reasonably satisfactory to the Lender that the Borrower shall have taken all necessary corporate action to authorize and reserve for issuance all Underlying Shares and shall have filed (or is prepared to file in a timely manner after this Debenture has been entered into) a Nasdaq Stock Market Notification Form: Listing of Additional Shares with respect to such shares with The Nasdaq National Market.

                        (e) Such other approvals, opinions or documents as the Lender shall have reasonably requested.

                        (f) The Debenture duly executed by Borrower.

                        (g) On the date of such Debenture the following statements shall be true (and the acceptance by Borrower of the proceeds shall constitute a representation and warranty by Borrower that as of that date such statements are true):

                                (i) The representations and warranties contained in this Agreement and in the Security Agreement are correct on and as of the date of such Debenture before and after giving effect to such Debenture and to the application of the proceeds therefrom, as though made on and as of such date; and

                                (ii) No Event of Default has occurred and no event has occurred and is continuing, or would result from such loan under the Debenture or from the application of the proceeds therefrom, which constitutes an Event of Default.

                                (iii) No material adverse change in Borrower's business, as determined by Lender in its sole discretion, shall have occurred between the date of the Debenture.

                                (iv) Borrower shall have paid all Lender
        Expenses that are then due and payable by Borrower.



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        4. CONVERSION. This Debenture is subject to conversion as follows:

                (a) Lender's Right to Convert. The Outstanding Principal Amount of this Debenture shall be convertible at any time, in whole or in part, at the option of the Lender hereof, into fully paid, validly issued and nonassessable shares of Common Stock.

                (b) Mechanics of Conversion. In order to convert this Debenture (in whole or in part) into full shares of Common Stock, the Lender shall surrender this Debenture, duly endorsed, by either overnight courier or by hand, to the principal office of the Borrower, and shall give written notice in the form of Exhibit 1 hereto (the "CONVERSION NOTICE") by facsimile (with the original of such notice forwarded with the foregoing courier) to the Borrower at such office that the Lender elects to convert the principal amount specified therein, which such notice and election shall be irrevocable by the Lender; provided however, that the Borrower shall not be obligated to issue certificates evidencing the shares of the Common Stock issuable upon such conversion unless either the Debenture evidencing the principal amount is delivered to the Borrower as provided above, or the Lender notifies the Borrower that such Debenture(s) have been lost, stolen or destroyed and promptly executes an agreement reasonably satisfactory to the Borrower to indemnify the Borrower from any loss incurred by its connection with such Debentures.

                (c) Certificates. Upon receipt of such Conversion Notice, the Borrower shall immediately verify the Lender's calculation of the Underlying Shares to be issued upon such conversion and shall use its best efforts to issue and deliver within five business days after delivery to the Borrower of such Debenture(s), or after receipt of such agreement and indemnification, to such Lender of Debenture(s) at the address of the Lender, or to its designee, a certificate or certificates for the number of shares of Common Stock to which the Lender shall be entitled as aforesaid, together with a Debenture in the form of this Debenture for the principal amount of this Debenture not submitted for conversion. The date on which the Conversion Notice is given (the "LENDER CONVERSION DATE") shall be deemed to be the date the Borrower received by facsimile the Conversion Notice, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record Lender of such shares of Common Stock on such date.

                (d) Merger. If at any time after the date hereof there occurs any consolidation or merger of the Borrower with or into any other corporation or other entity or person (whether or not the Borrower is the surviving corporation) or any other corporate reorganization, in any of which in excess of 50% of the Borrower's voting power is transferred, then the principal indebtedness under this Debenture, to the extent then outstanding and notwithstanding anything in Section 4(a) to the contrary, shall automatically be converted into the right to receive the same cash, property, or securities as the Lender would have received if all principal indebtedness then outstanding under this Debenture had been converted into Common Stock of the Borrower pursuant to Section 4(a) above immediately prior to the record date or the effective date, as applicable, of such transaction; provided, however, notwithstanding the above clause, the principal indebtedness under this Debenture shall only be automatically converted in connection with a merger transaction as provided for above if the per share fair market value of the securities or cash to be received by the holders of Common Stock of the Borrower exceeds $1.25 as determined on the date the Borrower enters into a definitive agreement for such merger transaction (for purposes of this Section 4(d), the fair market



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value of any securities to be received by the holders of Common Stock of the
Borrower shall be determined by the Borrower's Board of Directors in good faith; provided, however, that where there exists a public market for such securities, the fair market value per share of such securities shall be the product of (i) the average of the closing bid and asked prices of the shares of such securities quoted in the Over-The-Counter Market Summary or the last reported sale price of the Common Stock or the closing price quoted on The Nasdaq National Market or on any exchange on which the security is listed, whichever is applicable, as published in the Western Edition of The Wall Street Journal for the five trading days prior to the date of determination of fair market value).

        5. STOCK SPLITS: DIVIDENDS, ADJUSTMENTS, REORGANIZATIONS.

                (a) Adjustment for Stock Splits, Combinations, Dividends and Distributions. In the event the Borrower at any time or from time to time after the date hereof combines the outstanding shares of its Common Stock into a smaller number of shares, then the number of shares of Common Stock issuable upon conversion of this Debenture shall be similarly adjusted. In the event the Borrower at any time or from time to time after the date hereof makes, or fixes a record date for the determination of the holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Borrower (including, without limitation, rights to acquire Common Stock or such other securities), then and in each such event provision shall be made so that the Lender shall receive upon conversion thereof pursuant to Section 4 hereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of such other securities of the Borrower to which a holder on the relevant record or payment date, as applicable, of the number of shares of Common Stock so receivable upon conversion would have been entitled, plus any dividends or other distributions which would have been received with respect to such securities had such holder thereafter, during the period from the date of such event to and including the Lender Conversion Date, retained such securities, subject to all other adjustments called for during such period under this Section 5 with respect to the rights of the Lender. For purposes of this
Section 5(a), the number of shares of Common Stock so receivable upon conversion by the Lender shall be deemed to be that number which the Lender would have received upon conversion of the entire Outstanding Principal Amount hereof if the Lender Conversion Date had been the day preceding the date upon which the Borrower announced the making of such dividend or other distribution.

                (b) Adjustment for Reclassification, Exchange and Substitution. In the event that at any time or from time to time after the date of this Debenture, the Common Stock issuable upon the conversion of this Debenture is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or reorganization provided for elsewhere in this Section 5), then, and in each such event, the Lender shall have the right thereafter to convert this Debenture into the kind of stock receivable upon such recapitalization, reclassification or other change by the holders of shares of Common Stock all subject to further adjustment as provided herein. In such event, the formulas set forth herein for conversion and redemption shall be equitably adjusted to reflect such change in number of shares or, if shares of a new class of stock are issued, to reflect the market price of the class or classes of stock issued in connection with the above described transaction.



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        6. FRACTIONAL SHARES. No fractional shares of Common Stock or scrip representing fractional shares of Common Stock shall be issuable hereunder but in lieu of such fractional shares the Borrower shall make a cash payment therefore upon the basis of the Conversion Price then in effect.

        7. RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Borrower has reserved and the Borrower shall continue to reserve and keep available at all times shares of Common Stock for the purpose of enabling the Borrower to satisfy any obligation to issue shares of its Common Stock upon conversion of this Debenture. The number of shares so reserved may be reduced by the number of shares actually delivered pursuant to conversion of this Debenture (provided that, in no event shall the number of shares so reserved be less than the maximum number required to satisfy remaining conversion rights on the unconverted portion of the Debenture) and the number of shares so reserved shall be increased to reflect stock splits and stock dividends and distributions.

        8. REPRESENTATIONS AND WARRANTIES. Subject to such exceptions as are specifically disclosed in the disclosure letter of an even date herewith and schedules thereto delivered by the Borrower to the Lender (the "DISCLOSURE LETTER"), the Borrower hereby represents and warrants the following as of the date hereof:

                8.1 Organization and Qualification; Corporate Power; No Significant subsidiaries. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Borrower is qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified could have a material adverse effect on conduct of the Borrower's business (a "MATERIAL ADVERSE EFFECT"). The Borrower has all requisite power and authority to conduct its business and own its property. The Borrower has no significant subsidiary as such term is defined in Rule 405 under the Securities Act.

                8.2 Authorization of Transaction; No Violation. The borrowing of the Outstanding Principal Amount and the issuance of the Debenture, the execution, delivery and performance by the Borrower of this Agreement and the Security Agreement (including, without limitation, the issuance or reservation for issuance of shares of the Underlying Shares) (i) are within the corporate powers of the Borrower, (ii) have been duly authorized by all necessary corporate action of the Borrower, its officers, directors and stockholders, and
(iii) will not violate, conflict with, result in any breach of any of the provisions of, constitute (with or without the passage of time or giving of notice or both) a default under, or result in the creation of any lien upon any property of the Borrower under the provisions of, any law, rule, regulation, judgment, order, decree, instrument, agreement, charter instrument, bylaw or other instrument to which is a party or by which the Borrower or any property of the Borrower may be bound (except for such violations, conflicts, breaches, defaults and/or creations of liens that would not, individually or in the aggregate, have a material adverse effect).

                8.3 Binding Obligation. This Agreement and the Security Agreement are valid and legally binding obligations of the Borrower, enforceable against the Borrower in accordance with their terms.



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                8.4 Valid Issuance of Debenture, Warrant and Common Stock.
Subject to the accuracy of the Purchasers' representations in Section 19 hereof, the sale and issuance of this Debenture constitutes a transaction exempt from the registration requirements of Section 5 of the Securities Act, and are in compliance with the registration or qualification requirements of all applicable securities laws of the United States and each of the states whose laws govern the issuance this Debenture. The Underlying Shares have been duly and validly reserved for issuance, and upon issuance in accordance with the terms thereof and the Borrower's charter instruments, shall be duly and validly issued, fully paid and nonassessable and not subject to any preemptive or similar rights.

                8.5 Governmental Consent. Neither the nature of the Borrower or of the business or properties of the Borrower nor any relationship between the Borrower and any other person, nor any circumstance in connection with the making of the loan under this Debenture or the offer, issue, sale, delivery or exercise of this Debenture, is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any governmental authority on the part of the Borrower in connection with or on account of the execution and delivery of this Agreement or the Security Agreement, the borrowing of the principal amount under this Debenture or the offer, issue, sale, execution, delivery or exercise of this Debenture (except for such consents, approvals, authorizations, filings, registrations or qualifications which have been obtained or can be obtained in a timely manner after the issuance of this Debenture).

                8.6 Ownership of Property. The Borrower owns all of its property, except for Permitted Liens. Section 8.6 of the Disclosure Letter lists all Permitted Liens having a quantifiable value in excess of $250,000 and all exclusive licenses granted by the Borrower with respect to any of its patents or other intellectual property rights.

                8.7 Use of Proceeds. The Borrower shall use proceeds it receives from the issuance of this Debenture exclusively in the ordinary course of Borrower's business. The proceeds from this Debenture shall be considered used in the ordinary course of business only if they are incurred by the Borrower in connection with the normal, usual, or customary conduct of its business. No proceeds from this Debenture will be used to acquire any security in any transaction which is subject to Sections 13 and 14 of the Securities Exchange Act of 1934. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying "margin stock" (within the meaning of Regulation T issued by the Board of Governors of the Federal Reserve System), and no proceeds received by the Borrower from the issuance of this Debenture will be used by the Borrower to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock.

                8.8 SEC Information. As of their respective filing dates (except as thereafter amended) all documents that the Borrower has filed with the Securities and Exchange Commission since April 1, 2001 (the "BORROWER SEC DOCUMENTS") have complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act, and none of the Borrower SEC Documents, when taken together, has contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading except to the extent corrected by a subsequently filed the Borrower SEC Document filed prior to the date hereof.



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                8.9 Litigation. There are no claims, actions, suits or other proceedings pending, or to the knowledge of the Borrower, threatened, at law or in equity, by or before any governmental agency or any arbitrator against the Borrower which could reasonably be expected to have a material adverse effect on the ability of the Borrower to perform its obligations under this Agreement.

                8.10 Compliance with Laws and Agreements. The Borrower is not in violation of any law, statute, regulation, ordinance, judgment, order or decree applicable to it which violation could reasonably be expected to have a material adverse effect. The Borrower is not in default with respect to any note, mortgage, lease, agreement to which the Borrower is a party or by which it is bound, which default could reasonably be expected to have a material adverse effect.

                8.11 Taxes. The Borrower has filed all federal and other tax returns and reports required to be filed, and has paid all material federal and other taxes, assessments, fees and other governmental charges levied or imposed of or its property.

                8.12 Survival of Representations and Warranties. So long as any amounts are available for borrowing and until all obligations of Borrower under this Agreement and the Security Agreement are satisfied in full, the representations and warranties contained in this Agreement shall survive the delivery of this Debenture.

        9. BORROWER'S NEGATIVE COVENANTS. The Borrower further covenants that until payment in full of the Debenture and all other amounts due hereunder, the Borrower will not without the prior written consent of the Lender do any of the following:

                9.1 Guarantees. Guarantee or become liable in any way as surety, endorser (other than as endorser of negotiable instruments in the ordinary course of business) or accommodation endorser or otherwise for the debts or obligations of any other person or entity.

                9.2 Loans or Advances. Make or permit to exist any loans or advances to, or investments in, any person or entity, except:

                        (a) any of the foregoing existing as of the date hereof and described on Section 9.2 of the Disclosure Letter;

                        (b) advances in the nature of accounts receivable, general intangible or notes receivable arising from the licensing of software, from the sale of goods or services or otherwise in the ordinary course of business;

                        (c) advances to employees of the Borrower and its subsidiaries in reasonable amounts approved by the board of directors of the Borrower, other than ordinary advances for travel expenses.

                        (d) investments in cash and highly liquid investments with a maturity of 90 days or less at the date of purchase;

                        (e) investments by the Borrower in its existing wholly-owned subsidiaries in the ordinary course of business;



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                        (f) investments by existing wholly-owned subsidiaries of
the Borrower in the Borrower or any other wholly-owned subsidiary of the Borrower in the ordinary course of business;

                        (g) securities received in connection with the satisfaction or enforcement of indebtedness or claims due or owing to the Borrower or any of its subsidiaries or as security of any such indebtedness or claim;

                        (h) prepayments by the Borrower or its subsidiaries in the ordinary course of business; and

                        (i) other loans, advances or investments in an aggregate amount not to exceed $250,000 outstanding at any time.

                9.3 Distributions. Declare or pay any dividends or any other distributions on account of any shares of any class of capital stock of the Borrower, either in cash or any other property, to any stockholder or equity interest holder of or in the Borrower, nor redeem, retire, repurchase or otherwise acquire any shares of capital stock of the Borrower (except from employees or consultants of the Borrower upon termination of employment or association pursuant to the terms of restrictive stock purchase agreements providing for the repurchase of such shares at cost entered into with such employees or consultants).

                9.4 Pledge Of Assets. Mortgage, pledge, grant or permit to exist a security interest in all or any portion of the Borrower's assets now owned or hereafter acquired, except:

                        (a) the lien created under the Security Agreement; and

                        (b) liens existing as of the date hereof and described on Section 9.4 of the Disclosure Letter.

        10. BORROWER'S AFFIRMATIVE COVENANTS. The Borrower covenants that until all obligations of the Borrower under this Agreement and the Security Agreement are satisfied in full, the Borrower:

                10.1 Borrower SEC Documents. Shall prepare and timely file all reports and other filings required under applicable U.S. federal securities laws in accordance with all relevant statutory requirements and the rules and regulations of the Securities and Exchange Commission.

                10.2 Nasdaq Stock Market Listing. Shall use its best efforts to maintain the listing of its Common Stock on The Nasdaq National Market or The Nasdaq SmallCap Market and shall use its best efforts to timely comply with all applicable listing maintenance and continuity requirements of The Nasdaq National Market or The Nasdaq SmallCap Market. In the event the Borrower fails to meet any such requirements, the Borrower shall use its best efforts to take and cause to be taken such actions as are necessary and within its direct or indirect control to maintain the listing of the Common Stock on The Nasdaq National Market or The Nasdaq Small CapMarket.



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                10.3 Compliance with Law. In addition to the covenant contained in Section 10.1, shall comply in all material respects with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, and shall comply with all provisions of the Borrower's certificate of incorporation and by laws.

                10.4 Taxes. Shall pay and discharge when due any and all material taxes, including federal and state income taxes, except such as the Borrower may in good faith contest or as to which a bona fide dispute may arise.

                10.5 Litigation. Shall promptly give notice in writing to the Lender of any litigation pending or threatened by or against the Borrower with a potential liability in excess of $250,000.

                10.6 Notice to Lender. Shall promptly give notice in writing to the Lender of (a) the occurrence of any Event of Default, or (b) any change in name, identity or corporate structure of the Borrower, regardless of whether such event is a breach of this Agreement or any of the other Loan Documents.

                10.7 Legal Existence and Good Standing. Shall maintain its legal existence and its qualification and good standing in all jurisdictions in which the failure to maintain such existence and qualification or good standing could reasonably be expected to have a material adverse effect.

                10.8 Maintenance of Property. Shall maintain all of its property necessary and useful in the conduct of its business, in good operating condition and repair, ordinary wear and tear excepted.

                10.9 Inspection of Property. Shall permit representatives and independent contractors of the Lender to, the extent reasonably related to the Lender's, interest as a creditor under this Debenture, visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom and to discuss its affairs, finances and accounts with its directors, officers and independent public accountants, at such reasonable times during normal business hours and as soon as may be reasonably desired.

                10.10 Insurance. Shall maintain with financially sound and reputable insurers, insurance against loss or damage by fire with extended coverage, public liability and third party property damage.

        11. OTHER AGREEMENTS. This loan evidences indebtedness incurred under this Debenture and Security Agreement between the Borrower and the Lender (as amended from time to time, the "LOAN DOCUMENTS"), and is secured by a security interest granted pursuant to that certain Security Agreement between the Borrower and the Lender (as amended from time to time, the "SECURITY AGREEMENT".) Reference is made to the Security Agreement for a description of the additional terms and conditions upon which this Debenture was issued, the rights, limitations of rights, obligations and duties of the Borrower and the Lender, and certain definitions of terms, all of which are incorporated herein by reference.

        12. OBLIGATIONS ABSOLUTE. No provision of this Debenture, other than conversion as provided herein, shall alter or impair the obligation of the Borrower, which is absolute and unconditional, to pay the principal of, and interest on, this Debenture at the time, place and rate, and in the manner, herein prescribed.

        13. WAIVERS OF DEMAND, ETC. The Borrower hereby expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of intent to accelerate, prior notice of bringing of suit and diligence in taking any action to collect amounts called for hereunder and will be directly and primarily liable for the payments of all sums owing and to be owing hereon, regardless of and without any notice (except as required by law), diligence, act or omission as or with respect to the collection of any amount called for hereunder.

        14. REPLACEMENT DEBENTURES. In the event that the Lender notifies the Borrower that its Debenture(s) have been lost, stolen or destroyed, replacement Debenture(s) identical in all respects to the original Debenture(s) (except for registration number and Outstanding Principal Amount, if different than that shown on the original Debenture(s)) shall be issued to the Lender, provide that the Lender executes and delivers to the Borrower an agreement reasonably satisfactory to the Borrower to indemnify the Borrower from any loss incurred by it in connection with such Debenture(s).

        15. DEFAULTS. If one or more of the following described "EVENTS OF DEFAULT" shall occur:

                (a) The Borrower shall default in the payment of (i) interest on this Debenture, and such default shall continue for 10 business days after the due date thereof, or (ii) the principal of this Debenture; or

                (b) Any representation, warranty, made by the Borrower under this Debenture, in the Loan Documents, or in any certificate or financial or other written statements of the Borrower heretofore or hereafter furnished by or on behalf of Borrower in connection with the execution and delivery if this Debenture and the Loan Documents, shall be false or misleading in any material respect when made and which (i) materially impairs the Borrower's ability to pay its indebtedness obligations hereunder or perform a material obligation under the Loan Documents or (ii) materially adversely affects the rights and remedies of the Lender under the Loan Documents; or

                (c) The Borrower shall fail to perform or observe any material covenant or agreement in the Loan Documents, or any other covenant, term, provision, condition, agreement, or obligation of the Borrower under this Debenture and such failure shall continue uncured for a period of 20 business days after notice from the Lender of such failure; or

                (d) The Borrower shall (i) admit in writing its inability to pay its debts generally as they mature; (ii) make a general assignment for the benefit of creditors or commence proceedings for its dissolution; or (iii) apply for or consent to the appointment of a trustee, liquidator or receiver for it or for a substantial part of its property or business; or

                (e) A trustee, liquidator or receiver shall be appointed for the Borrower or for a substantial part of its property or business without its consent and shall not be discharged within sixty (60) days after such appointment; or

                (f) Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Borrower and shall not be dismissed within sixty (60) days thereafter; or

                (g) Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings, or relief under any bankruptcy law or any law for the relief of debt shall be instituted by or against the Borrower and, if instituted against the Borrower, shall not be dismissed within sixty (60) days after such institution or the Borrower shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit to any material allegations of, or default in answering a petition filed in, any such proceeding; then, or at any time thereafter, and in each and every such case, unless such Event of Default shall have been waived in writing by the Lender (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the Lender and in the Lender's sole discretion, the Lender may, by notice to the Borrower declare the Outstanding Principal Amount of this Debenture and all accrued and unpaid interest thereon immediately due and payable, and the Lender may immediately, and without expiration of any period of grace, enforce any and all of the Lender's rights and remedies provided herein or any other rights or remedies afforded by law.

                (h) Failure of Borrower to pay all obligations due Mission West Properties, L.P. under its leases when due (where such failure shall continue uncured for a period in excess of the time permitted to cure such failure to pay as provided for in the applicable lease agreements between the Borrower and the Lender).

        16. PREPAYMENT. This Debenture may not be prepaid at any time in whole or in part without the express written consent of Lender.

        17. SAVINGS CLAUSE. In case any provision of this Debenture is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Debenture will not in any way be affected or impaired thereby.

        18. ENTIRE AGREEMENT; AMENDMENT. The Loan Documents and the Registration Rights Agreement shall constitute the full and entire understanding and agreement between the Borrower and the Lender with respect to the subject hereof. Neither this Debenture nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Borrower and the Lender.

        19. REGISTRATION REQUIREMENTS. Pursuant to the Registration Rights Agreement executed as of an even date herewith between the Borrower and the Lender (the "REGISTRATION RIGHTS AGREEMENT"), the Borrower shall use its best efforts to file within ninety (90) days following the date of this Debenture, and use its best efforts to cause to become effective under the Securities Act, a registration statement on Form S-3 or, if Form S-3 is not then available, another appropriate form covering the resale of the Underlying Shares and shall take all action necessary to qualify the Underlying Shares. Should the Borrower fail to file a registration statement with the SEC by the

90th calendar day after the date of this Debenture, the Lender will be entitled to a 10% discount on the Conversion Price that would otherwise be applicable to the Debenture. As described in the Registration Rights Agreement, the Borrower shall pay all costs and expenses related to registering the Underlying Shares.

        20. LENDER INVESTMENT REPRESENTATIONS; LENDER COVENANTS. By acceptance of this Debenture, the Lender represents and acknowledges to the Borrower that
(a) all action on the part of the Lender for the authorization, execution, delivery and performance by the Lender of the Loan Documents and the Registration Rights Agreement has been taken, and each such agreement constitutes a valid and binding obligation of the Lender, enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors' rights; (b) this Debenture and the Underlying Shares will be "restricted securities" as such term is used in the rules and regulations under the Securities Act, and that such securities have not been and may not be registered under the Securities Act or any state securities law, and that such securities must be held indefinitely unless registration is effected or transfer can be made pursuant to appropriate exemptions; (b) the Lender has reviewed with its own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by the Loan Documents and the Lender relies solely on such advisors and not on any statements or representations of the Borrower or any of its agents with respect to tax matters and the Lender understands that it (and not the Borrower) shall be responsible for any tax liability of the Lender that may arise as a result of this investment or the transactions contemplated by the Loan Documents; (c) the Lender is a sophisticated investor with such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of a prospective investment in this Debenture and the Underlying Shares, is capable of bearing the economic risks of such investment and was not organized solely for the purposed of making an investment in the Borrower; (d) the Lender is purchasing this Debenture and any Underlying Shares for investment for its own account and not with a view to or for sale in connection with any distribution of this Debenture or the Underlying Shares and it has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws; (e) the Lender is an "accredited investor" within the meaning of Rule 501 of the Securities Act and is not registered as a broker or dealer under Section 15(a) of the Exchange Act, affiliated with any such broker or dealer or a member of the National Association of Securities Dealers; (f) by reason of its business and financial experience, the Lender has the capacity to protect its own interests in the transactions contemplated by this Agreement; (g) the Lender is not entitled to any rights as a stockholder of the Borrower with respect to any Underlying Shares issuable hereunder until a conversion of the indebtedness under Debenture is effected as described in Section 4 above; and (h) the Borrower may affix the following legend (in addition to any other legend(s), if any, required by applicable state corporate and/or securities laws) to certificates for shares issued upon conversion of this Debenture (and the Lender agrees that, in order to ensure compliance with the restrictions referred to herein, the Borrower may issue appropriate "stop transfer" instructions to its transfer agent, if any):

        THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND THEREFORE THEY MAY NOT BE SOLD, TRANSFERRED, PLEDGED,

        HYPOTHECATED OR ASSIGNED UNLESS REGISTERED UNDER THE APPLICABLE PROVISIONS OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION FROM LEGAL COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT.

        21. NO WAIVER. No failure on the part of the Lender to exercise, and no delay in exercising any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Lender of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power. Each and every right, remedy or power hereby granted to the Lender or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Lender from time to time.

        22. MISCELLANEOUS.

                (a) Notice. Unless otherwise provided, any notice under this Agreement shall be given in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) upon confirmation of receipt by fax by the party to be notified; (iii) one business day after deposit with a reputable overnight courier, prepaid for overnight delivery and addressed as set forth in (iv); or (iv) three days after deposit with the United States Post Office, postage prepaid, certified with return receipt requested and addressed to the party to be notified at the address indicated for such party on the signature page, or at such other address as such party may designate by ten days' advance written notice to the other parties given in the foregoing manner.

                (b) Interpretation; Section Headings. Whenever the sense of this Debenture requires, words in the singular shall be deemed to include the plural and words in the plural shall be deemed to include the singular. Section headings are for convenience only and shall not affect the meaning of this document.

                (c) Expenses. The Borrower and the Lender shall bear their own expenses incurred on its behalf with respect to this Agreement and the transactions contemplated hereby; provided, however, that the Borrower shall pay the reasonable our-of-pocket fees and expenses (not to exceed $7,500).

                (d) No Third Party Beneficiaries. The Loan Documents Agreement, the Registration Rights Agreement and the other documents delivered pursuant hereto are not intended to confer upon any other person any other rights or remedies hereunder.

                (e) Survival of Representations and Warranties. The representations and warranties made by the Borrower under Section 8 of this Agreement shall survive the delivery of this Debenture until no amounts of indebtedness are outstanding under this Debenture.

        23. CHOICE OF LAW; VENUE. This Debenture shall be construed under the laws of the State of California, without regard to its principles of conflicts of law or choice of law. The Borrower hereby agrees that all actions or proceedings arising directly or indirectly from or in connection with this Debenture shall be litigated only in the state courts of the State of California located in San Jose, California. The Borrower consents to the jurisdiction and venue of the foregoing courts and consents that any process or notice of motion or other application to either of said courts or a judge thereof may be served inside or outside the State of California by certified mail, return receipt requested, directed to the Borrower at the address indicated on the signature page, or at such other address as the Borrower may designate by ten days' advance written notice to the Lender given in accordance with Section 19(a) (and service so made shall be deemed complete five (5) days after the same has been posted as aforesaid) or by personal service or in such other manner as may be permissible under the rules of said courts.

        24. ATTORNEYS FEES. In case suit should be brought because of an "Event of Default", for the recovery of any sum due hereunder, because of the breach of any other covenant herein, or to enforce, protect, or establish any term, conditions, or covenant of this Debenture or the right of either party hereunder, the losing party shall pay to the Prevailing Party reasonable attorney's fees which shall be deemed to have accrued on the commencement of such action and shall be enforceable whether or not such action is prosecuted to judgment. The term "Prevailing Party" shall mean the party that received substantially the relief requested, whether by settlement, dismissal, summary judgment, judgment, or otherwise.



                                      *****

        IN WITNESS WHEREOF, the Borrower has caused this instrument to be duly executed by an officer thereunto duly authorized.


                                        Dated:  January 23, 2002

                                        GADZOOX NETWORKS, INC.

                                        By: /s/ Michael Parides
                                           -------------------------------------
                                            Michael Parides
                                            President

Acknowledged and Agreed:


BERG & BERG ENTERPRISES, LLC
a California limited liability company


By: /s/ Carl E. Berg
   ---------------------------------
Print Name: Carl E. Berg
           -------------------------

Title: Member
      ------------------------------

                                    Exhibit 1

                                CONVERSION NOTICE

        The undersigned holder of this Debenture hereby irrevocably exercises the option to convert the Outstanding Principal Amount, or the portion of the Outstanding Principal Amount (which is an integral multiple of $250,000) designated below, into shares of Common Stock in accordance with the terms of this Debenture, and directs that such shares, together with a check in payment for any fractional share and a Debenture representing any unconverted principal amount hereof, be delivered to and be registered in the name of the undersigned unless a different name has been indicated below. If the shares of Common Stock or such Debenture are to be registered in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. The Lender (and any person receiving shares of Common Stock or a Debenture other than the Lender) is delivering to the Borrower, simultaneously with this Conversion Notice, an executed Investment Representation Statement substantially in the form attached hereto as Attachment A.


                                        Dated: ____________ ______, 200____

                                        Berg & Berg Enterprises, LLC


                                        By:
                                           -------------------------------------

                                        Name:
                                             -----------------------------------

                                        Title:
                                              ----------------------------------

If shares of Common Stock or a Debenture are to be registered in the name of a person other than the Lender, please print such person's name and address:

Name:
     --------------------------------

Address:
        -----------------------------

        -----------------------------

        -----------------------------

Social Security or other Taxpayer
Identification Number, if any

If only a portion of the Debenture is to be converted, please indicate:

1.      Principal amount to be converted: $___________

2. Principal amount of Debenture representing unconverted principal amount to be issued:

Amount: $____________

                                  ATTACHMENT A

                       INVESTMENT REPRESENTATION STATEMENT

HOLDER:

COMPANY:  GADZOOX NETWORKS, INC.

SECURITY: COMMON STOCK

DATE:     ______________ __, 200_

        1. In connection with the issuance of the above-listed Securities pursuant to the cancellation and conversion of indebtedness of the Company under the 2.5% SENIOR Secured Debenture, dated of January 23, 2002, between the Company and Berg & Berg Enterprises, LLC (the "DEBENTURE"), Holder represents to the Company as follows:

                (a) Holder is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. Holder is acquiring these Securities for investment for Holder's own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the "SECURITIES ACT").

                (b) Holder acknowledges and understands that the Securities constitute "restricted securities" under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Holder's investment intent as expressed herein. In this connection, Holder understands that, in the view of the Securities and Exchange Commission (the "COMMISSION"), the statutory basis for such exemption may be unavailable if Holder's representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future. Holder is not registered as a broker or dealer under
Section 15(a) of the Exchange Act, affiliated with any such broker or dealer or a member of the National Association of Securities Dealers.

                (c) Holder acknowledges that the Securities must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. Holder further acknowledges and understands that the Company is under no obligation to register the Securities, other than as provided for in the Registration Rights Agreement (as such term is defined in the Debenture). Holder is aware of the provisions of Rule 144 promulgated under the Securities Act, which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale's being effected through a "broker's transaction" or in transactions directly with a "market maker" and the number of shares being sold during any three-month period not exceeding specified limitations.

        2. Restrictions on Transferability. Holder agrees that the Securities shall not be transferable except upon the conditions specified herein, which conditions are intended to ensure compliance with the provisions of the Securities Act. Holder agrees that any attempted transfer of any of the Securities shall be void unless the transferee agrees to take and hold such Securities subject to the provisions and upon the conditions specified herein, including Section 4 hereto.

        3. Restrictive Legend and Stop Transfer Notices.

                (a) Restrictive Legend. Each certificate representing (i) the Securities and (ii) any other securities issued in respect of the Securities upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of paragraph
(g) below) be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

        THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND THEREFORE THEY MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR ASSIGNED UNLESS REGISTERED UNDER THE APPLICABLE PROVISIONS OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION FROM LEGAL COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT.

                (b) Stop-Transfer Notices. Holder agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate "stop transfer" instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

        4. Notice of Proposed Transfers. Holder agrees to comply in all respects with the provisions of this Section 4. Prior to any proposed transfer of any Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, Holder shall give written notice to the Company of Holder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall, if the Company so requests, be accompanied by either an unqualified written opinion of legal counsel who shall be reasonably satisfactory to the Company, addressed to the Company and reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed transfer of the Securities may be effected without registration under the Securities. Each certificate evidencing the Securities transferred as above provided shall bear the appropriate restrictive legends described above, except that such certificate shall not bear any such restrictive legend if in the opinion of counsel for the Company such legend is not required.

        5. Tax Advice. Holder has reviewed with its own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by the Debenture. Holder relies solely on such advisors and not on any statements or representations of the Company or any of its agents. Holder understands that it (and not the Company) shall be responsible for any tax liability of Holder that may arise as a result of this investment or the transactions contemplated by the Debenture.


                                        Signature of Holder:


                                        By:
                                           -------------------------------------

                                        Name:
                                             -----------------------------------

                                        Title:
                                              ----------------------------------


                                      -3-